PSEG GLOBAL CLOSES ON SALE OF INTEREST
IN CHILQUINTA ENERGIA AND LUZ DEL SUR

(December 14, 2007 – Newark, NJ) – PSEG Global today announced that it has closed on the sale of its 50.0% ownership interest in the Chilean electric distributor Chilquinta Energia S.A. and its affiliates (Chilquinta) and its 37.9% ownership interest in the Peruvian electric distributor, Luz del Sur S.A.A. and its affiliates (Luz del Sur) to a subsidiary of AEI (formerly Ashmore Energy International), for $685 million (US). Including PSEG’s proportional share of net debt on these investments, the transaction had a total value of approximately $885 million.

The transaction generated a pretax gain of approximately $155 million that will be offset by approximately $180 million of tax expense, resulting in an after-tax loss of approximately $25 million. After-tax net cash proceeds are expected to total approximately $480 million. The sale of these assets is expected to result in a dilution of PSEG’s future earnings per share of up to $0.10 annually.

Thomas M. O’Flynn, President, PSEG Energy Holdings, indicated “the sale of Chilquinta and Luz del Sur supports the long-term financial goals of Energy Holdings, and it’s in keeping with PSEG’s intent to focus on its core markets”.

Citi acted as exclusive financial advisor to PSEG in connection with the transaction.

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop generation, transmission and distribution projects; continued market based rate authority, including any necessary mitigation; environmental regulations and responses to global climate change; ability to realize tax benefits and favorably resolve tax audit claims; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

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